Exhibit 99.1

STATE OF WISCONSIN	CIRCUIT COURT CIVIL DIVISION	MILWAUKEE COUNTY

In re KOSS CORPORATION	)	Lead Case No. 10-cv-002422
SHAREHOLDER DERIVATIVE	)
LITIGATION	)
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This Document Relates To:	)
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ALL ACTIONS.	)
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NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE LITIGATION
AND HEARING

TO: ANY PERSON WHO OWNED KOSS CORPORATION COMMON STOCK AS OF JUNE 24, 2011 (“KOSS SHAREHOLDER”)

PLEASE READ THIS NOTICE CAREFULLY

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED
SETTLEMENT OF THIS SHAREHOLDER DERIVATIVE LITIGATION

YOU ARE HEREBY NOTIFIED that a proposed settlement (the “Settlement”) has been reached between Plaintiffs, on behalf of Koss Corporation (“Koss” or the “Company”), and the Koss Directors (defined below).

A hearing (the “Settlement Hearing”) will be held on August 11, 2011, at 1:30 p.m. in Courtroom 403 of the Milwaukee County Courthouse, 901 North 9th Street, Milwaukee, Wisconsin to determine: (i) whether the Settlement of the Derivative Litigation on the terms and conditions provided for in the Stipulation of Settlement dated as of June 7, 2011 (the “Stipulation”) (including the provision for the payment of $1,300,000 to Plaintiffs’ counsel for fees and expenses), is fair, reasonable and adequate to Koss Shareholders and to Koss and should be approved by the Court; and (ii) whether a Judgment as provided in the Stipulation should be entered dismissing the Derivative Litigation.

I.              BACKGROUND OF THE LITIGATION

On or about February 18, 2010, Plaintiff James Mentkowski filed Case No. 10-CV-002290 in the Circuit Court of Milwaukee County, Wisconsin, on behalf of nominal defendant Koss Corporation against Defendants Michael J. Koss, John C. Koss, John J. Stollenwerk, Thomas L. Doerr, Theodore H. Nixon, and Lawrence S. Mattson (collectively, the “Koss Directors”) and Sujata Sachdeva. On or about February 16, 2010, Plaintiff Myriam Ruiz filed Case No. 10-CV-002422 in the Circuit Court of Milwaukee County,

Wisconsin, against nominal defendant Koss Corporation, the Koss Directors, Sujata Sachdeva and Grant Thornton LLP (“Grant Thornton”). On April 28, 2010, the Mentkowski (Case No. 10-CV-002290) and Ruiz (Case No. 10-CV-002422) actions were consolidated (the “Action”), and the Court appointed the law firms of Robbins Geller Rudman & Dowd and Robbins Umeda as co-lead counsel in the Action.

The Action arises out of defendant Sachdeva’s embezzlement from Koss. Plaintiffs filed their Verified Consolidated Shareholder Derivative Complaint (“Consolidated Complaint”) on July 21, 2010, alleging breach of fiduciary duties and unjust enrichment against the Koss Directors, waste of corporate assets and unjust enrichment against Sachdeva, and unjust enrichment, negligence, accounting malpractice and aiding and abetting breaches of fiduciary duty against Grant Thornton.

The Koss Directors and Koss (the “Koss Defendants”) moved to dismiss the Consolidated Complaint on the ground that Plaintiffs failed to make a pre-suit demand on the Koss Board of Directors prior to filing suit or to allege particularized facts establishing that such demand should be excused. On November 29, 2010, the Court denied the requested relief. Following the denial of the demand futility motion, on January 12, 2011, nominal defendant Koss filed a motion to be re-aligned as plaintiff in the claims against Grant Thornton. On February 28, 2011, the Court denied the requested relief.

Beginning in December 2010, the Plaintiffs on behalf of themselves, Koss and its shareholders and the Koss Defendants (collectively, the “Settling Parties”) engaged in substantive settlement negotiations. Counsel for the Settling Parties held numerous discussions thereafter. In connection with those discussions, Koss produced to Plaintiffs non-public documents, which Plaintiffs reviewed as the Settling Parties continued with their settlement negotiations.

During the course of the Action, Plaintiffs propounded extensive discovery on defendants (and third parties), including document requests and interrogatories. Plaintiffs also noticed depositions. As a result of Plaintiffs’ discovery efforts, the Koss Directors and Koss produced hundreds of thousands of pages of responsive, non-public documents to Plaintiffs and to the Koss Defendants. Grant Thornton also produced over 165,000 pages of non-public documents to Plaintiffs. Thus, the Settling Parties, and their respective counsel, have had the opportunity to comprehensively evaluate their respective positions regarding the merits of the Action and to assess their respective prospects for success on the claims asserted therein.

On April 26, 2011, Plaintiffs’ counsel, as well as counsel for the Koss Directors, Koss, and counsel for the Koss Defendants’ insurance carrier, participated in a formal in-person mediation (the “Mediation”) before the Honorable Howard B. Wiener (Ret.), a former Associate Justice of the California Court of Appeal. After several months of arms-length negotiations, including the April 26, 2011 mediation, the parties reached an agreement in principle to settle the Action.

Plaintiffs, Koss and the Koss Directors agree that it is in the best interests of Koss and its shareholders to settle the Action on the terms described below, and that the Settlement, taken as a whole, including payment of attorneys’ fees and expenses of $1.3 million to Plaintiffs’ counsel, is fair and reasonable and in the best interests of Koss and its shareholders.

II.            CLAIMS OF PLAINTIFFS AND BENEFITS OF SETTLEMENT

The Plaintiffs believe that the claims asserted in the Action have merit, which the Koss Directors deny. However, Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Koss Directors through trial and appeal. Plaintiffs also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Action. Plaintiffs believe that the Settlement set forth in the Stipulation addresses many of the issues raised in the Action and confers substantial benefits upon, and is in the best interests of, Koss and its shareholders.

III.           TERMS OF THE PROPOSED SETTLEMENT

The full terms and conditions of the Settlement are embodied in the Stipulation, which is on file with the Court. The following is a summary of the terms of the Stipulation.

A.                                    Definitions

1.                                       “Action” means the consolidated shareholder derivative action captioned In re Koss Corporation Shareholder Derivative Litigation, Lead Case No. 10-CV-002422.

2.                                       “Corporate Governance Measures” means the corporate governance measures and compensation practices that the Company has implemented or will implement and/or maintain in connection with the settlement of the Action.

3.                                       “Court” means the Milwaukee County Circuit Court for the State of Wisconsin.

4.                                       “Effective Date” means the first date, not less than 45 days after the Court has entered the Judgment, by which all of the events and conditions specified in ¶7.1 of the Stipulation have occurred or have been met.

5.                                       “Final” means the first date by which a judgment or other order that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process, or because of expiration without action of the time period for seeking appellate review. More specifically, it is the circumstance in which: (i) no appeal has been filed and the time period has expired for any notice of appeal to be timely filed in the Action; or (ii) an appeal has been filed and the Court of Appeals has either affirmed the judgment or order or dismissed that appeal, and the time period for any reconsideration or further appellate review has expired; or (iii) a higher court has granted further appellate review and that court has either affirmed the underlying judgment or order or affirmed the court of appeals’ decision affirming the judgment or order or dismissing the appeal. Any proceeding or order, or any appeal or petition for review pertaining solely to any claim for attorneys’ fees and expenses in the Action shall not in any way delay or preclude the Judgment from becoming Final within the meaning of this paragraph.

6.                                       “Grant Thornton” means Grant Thornton LLP.

7.                                       “Judgment” means the judgment to be entered by the Court approving the Settlement.

8.                                       “Koss Defendants” means the Koss Directors and nominal defendant Koss Corporation.

9.           “Koss Directors” means Michael J. Koss, John C. Koss, John J. Stollenwerk, Thomas L. Doerr, Theodore H. Nixon, and Lawrence S. Mattson.

10.         “Lead Counsel” means Robbins Geller Rudman & Dowd LLP and Robbins Umeda LLP.

11.         “Non-Settling Parties” means Grant Thornton and Sujata Sachdeva and their Related Parties.

12.         “Notice” means notice of the settlement to be provided to the Company’s shareholders, at the Company’s expense.

13.         “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, parents, subsidiaries, representatives, or assigns.

14.         “Plaintiffs” means James Mentkowski and Myriam Ruiz.

15.         “Plaintiffs’ Counsel” means any counsel who have appeared on behalf of any plaintiff in the Action.

16.         “Related Parties” means each of a Defendant’s past, present or future directors, officers, employees, partners, members, principals, agents, insurers, reinsurers, attorneys, accountants, legal representatives, predecessors, successors, parents, subsidiaries, divisions, assigns, related or affiliated entities, spouses, heirs, and any members of his or her immediate family, or any trust of which that person is a settler or which is for the benefit of that person and/or member(s) of that person’s family.

17.           “Released Claims” shall collectively mean that fraction, portion, or percentage of the total cause of action or claim for damages which Plaintiffs, Koss, or both Plaintiffs and Koss now have or may hereafter possess against each and all of the Released Persons for damages which shall by trial or other disposition be determined to be the sum of the fractions, portions, or percentages of causal negligence or fault for which the Released Persons released are found to be liable to Plaintiffs, to Koss, or to both Plaintiffs and Koss, as a consequence all claims for relief (including “Unknown Claims” as defined herein), or rights, demands, suits, matters, issues or causes of action or liabilities whatsoever, asserted or unasserted, including, without limitation, claims for breach of duty, breach of contract, fraud, insider trading, mismanagement, misconduct, waste of corporate assets, abuse of control, unjust enrichment, or violations of law, whether based on federal, state, local statutory or common law or any other law, rule or regulation, that have been or could have been asserted in the Action by Plaintiffs, Koss, or by any Koss shareholders derivatively on behalf of Koss, against the Koss Directors or the Released Persons in connection with, based upon, arising out of or relating in any way to the embezzlement of Koss funds by Defendant Sachdeva or to any facts, allegations, claims, transactions, matters or occurrences, events, acts, disclosures, statements, representations, omissions or failures to act that were alleged in the Action. Without limiting the operation of any provision of the Stipulation, it is the Settling Parties’ express intent that releases given in connection with the Settlement shall be construed in accordance with the doctrines set forth in the case of Pierringer v. Hoger, 21

Wis.2d 182, 124 N.W.2d 106 (1963). Notwithstanding the foregoing, Released Claims shall not include any claims to enforce the terms of the Stipulation. In addition, the term Released Claims shall not be construed to encompass a release by the Koss Defendants of any insurer of any claim arising out of the rights, remedies, duties or obligations provided for in any insurance policy or agreement, and unless otherwise specified in the Stipulation, the Effective Date shall not be contingent upon the resolution of such claim. Nothing set forth in the Stipulation shall constitute a release by or among the Company and the Koss Defendants of the rights and obligations relating to indemnification or advancement of defense costs arising from the Company’s certificate of incorporation, bylaws, Delaware law, or any indemnification agreement or similar agreement, nor of any obligation relating to any current stock option or similar agreement concerning employment or compensation. Additionally, nothing set forth in the Stipulation shall constitute a release by Plaintiffs (on behalf of Koss Corporation), Koss Corporation or the Koss Directors of Koss Corporation’s claims against defendant Grant Thornton.

18.         “Released Persons” means each and all of the Koss Directors and their Related Parties.

19.         “Settling Parties” means, collectively, each of the Koss Directors, and the Plaintiffs on behalf of themselves, Koss and its shareholders.

20.         “Unknown Claims” means any Released Claim that Plaintiffs, Koss or any Koss shareholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. In this regard, with respect to the Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs and Koss shall expressly waive, and each Koss shareholder shall be deemed to have and by operation of the Judgment shall have expressly waived, the provisions, rights and benefits conferred by Section 1542 of the California Civil Code (“Section 1542”), and by any law of any state or territory of the United States or any other state, sovereign or jurisdiction, or any principle of common law that is similar, comparable or equivalent to Section 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Plaintiffs, Koss and Koss shareholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date and subject to the provisions of ¶¶ 5.1-5.6 of the Stipulation, each Plaintiff and Koss shall expressly settle and release, and each Koss shareholder shall be deemed to have and by operation of the Judgment shall have fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

21.         The Settling Parties acknowledge, and each Koss shareholder shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and agreed upon with the express intention of releasing Unknown Claims, and is a key element of the Settlement of which this release is a part.

B.          The Settlement

1.             The Settlement

a.             Corporate Governance Measures

The parties have reached agreement regarding Corporation Governance Measures, as set forth in ¶ 2.1 of the Stipulation. In general, and among other things, the Corporate Governance Measures create, modify, or formalize policies and practices with respect to: the structure of, membership on, or independence of, Koss’ Board of Directors; shareholder meetings, reimbursement of excess bonus/incentive based on compensation if restatement occurs, external auditor and Koss Audit Committee function; accounting and internal audit functions; and Koss’ whistleblower and complaint programs. The Koss Directors deny that the Corporate Governance Measures are or were required by any statute, rule, regulation, duty or practice. In connection with the Settlement, except as otherwise specified in the Stipulation, the Company shall, within thirty (30) days of the Effective Date, adopt the Corporate Governance Measures. The Settling Parties acknowledge that the pendency and prosecution of the Action were substantial factors in the decision to implement and/or maintain the Corporate Governance Measures, which provide a substantial benefit to the Company.

b.             Additional Settlement Terms

As set forth in ¶ 3 of the Stipulation (“Additional Settlement Terms”), the Koss Directors have agreed to take certain additional actions, including causing their insurer to pay Koss $850,000 as further consideration to Koss for the Settlement set forth in the Stipulation and an agreement that Koss and plaintiffs’ counsel will jointly prosecute any claims against Grant Thornton that have been or could be asserted by or on behalf of Koss in the Action, including, without limitation, Koss Corporation v. Sachdeva, No. 2010-L-007342, filed in the Circuit Court of Cook County, Illinois on June 24, 2010.

c.             Attorneys’ Fees & Expenses

Subject to Court approval, on behalf of and for the benefit of the Koss Defendants, the Company will cause its insurance carrier to pay $1,300,000 as the Court may approve in attorneys’ fees and expenses awarded by the Court (the “Fee and Expense Award”), to Plaintiffs’ Counsel on or before ten (10) business days after entry of the Fee and Expense Award; provided that Plaintiffs’ Counsel shall seek an award of attorneys’ fees and expenses in the aggregate amount of $1,300,000, and the Company shall not pay or cause to be paid any award in excess of that amount. Plaintiffs and Plaintiffs’ counsel have agreed that they will not request that the Court approve payment of attorneys’ fees and expenses, or reimbursement or compensation for any other costs or expenses, in excess of $1,300,000, both in the Court and on any appeal. The Koss Defendants have agreed not to oppose Plaintiffs’ counsel’s request for such approval in an amount of $1,300,000, both in the Court and on any appeal. The Settling Parties negotiated the provisions related to the fee and expense award after they agreed to other substantive terms of the Stipulation.

IV.           RELEASES

Plaintiffs for themselves, and on behalf of Koss Corporation, intend to give a “Pierringer” release pursuant to, and governed by, the substantive law of Wisconsin. Without limiting the generality of the preceding sentence, the intent of the parties to the Stipulation is that the release shall be construed in accordance with the doctrines set forth in the case of Pierringer v. Hoger, 21 Wis.2d 182, 124 N.W.2d 106 (1963).

For and in consideration of the corporate governance measures set forth in ¶2.1 of the Stipulation and the additional settlement undertakings set forth in ¶3.3 and ¶3.4 of the Stipulation, upon the Effective Date, the Plaintiffs (acting on their own behalf and derivatively on behalf of Koss) and Koss shall have, and each Koss shareholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims, including Unknown Claims, against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation.

Plaintiffs have agreed, for themselves and on behalf of Koss, that in making this release, they have not relied on representations or statements made by the Koss Defendants hereby released or anyone representing them and are relying on their own judgment, belief and knowledge as to all phases or aspects of Plaintiffs’ claims.

This is a qualified, conditional release intended to release only the Released Persons. Anything to the contrary in the Stipulation notwithstanding, nothing in the Stipulation is intended to release any other parties or nonparties. Plaintiffs do not intend to release for themselves and/or for Koss anything other than that portion of the injuries, losses or other damages resulting to Koss, Plaintiffs and/or their property which are attributable to the Released Persons and which arise out of or relate to Plaintiffs’ allegations on behalf of Koss set forth in the Consolidated Complaint. Koss expressly reserves, and Plaintiffs expressly reserve on behalf of Koss, the balance of Koss’ whole claim of, or any other claims of, whatever kind or nature not released which Koss may have or hereafter have against any other person or persons arising out of the allegations set forth in the Consolidated Complaint, including but not limited to Grant Thornton, Defendant Sachdeva, American Express Company, American Express Travel Related Services Company, Inc., AMEX Card Services Company, Decision Science, Pamela Hopkins, and Park Bank, Bank of America Corp., Bank of America Capital Corp., Bana Holding Corp., Harris Bankcorp, and/or any other parties not referenced or identified herein.

As further consideration for the Settlement, Plaintiffs have agreed, for themselves and on behalf of Koss, and Koss has agreed, that Koss may and shall indemnify the Koss Defendants and save them harmless from any claims for contribution or indemnity made by others so adjudged jointly liable with any or all of the Koss Directors, but only to the extent such claims for contribution or indemnity are established and awarded by final judgment after all appeals. Plaintiffs have further agreed, on behalf themselves and Koss, that Koss will satisfy any judgment which may be rendered in favor of Plaintiffs or Koss, satisfying such fraction, portion, or percentage of the judgment as the causal negligence or fault of the Released Persons is determined to be of all causal negligence or fault of all adjudged tortfeasors.

Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims. Nothing in the Stipulation shall in any way impair or restrict the rights of the Settling Parties to enforce the terms of the Stipulation.

V.            THE HEARING AND YOUR RIGHTS AS KOSS SHAREHOLDERS

A hearing will be held on August 11, 2011, at 1:30 p.m. before the Honorable Dennis P. Moroney for the purpose of determining: (i) whether the Settlement of the Action on the terms and conditions provided for in the Stipulation, including the provision for the payment of attorneys’ fees and expenses to cover all attorneys’ fees and expenses of plaintiffs’ counsel is fair, reasonable and adequate to the Koss shareholders and to Koss and should be approved by the Court; and (ii) whether a Judgment as provided for in the Stipulation should be entered dismissing the Action with prejudice. The hearing may be adjourned from time to time by the Court at the hearing or any adjourned session thereof without further notice other than by announcement at the hearing of such adjournment.

Any beneficial owner of Koss common stock as of June 24, 2011, may appear at the hearing and be heard as to whether the proposed Settlement should be approved, provided, however, that no such beneficial owner shall be heard unless, on or before August 1, 2011, his, her or its objection or opposition is made in writing and is filed with the Court at the address shown below, together with copies of any supporting papers and briefs upon which he, she or it intends to rely and a sworn statement attesting to the date of purchase by such beneficial owner of his, her or its Koss common stock and his, her or its continued ownership thereof. In addition, such beneficial owner shall show due proof of service, on or before the aforesaid date, of copies of such objection or opposition, supporting papers and briefs, and proof of purchase and continued ownership of Koss common stock upon each of the following:

Clerk to the Honorable Dennis P. Moroney

Circuit Court Judge

Milwaukee County Courthouse

901 9th Street

Milwaukee, Wisconsin 53233

ROBBINS GELLER RUDMAN & DOWD LLP

ELLEN GUSIKOFF STEWART

BENNY C. GOODMAN III

655 West Broadway, Suite 1900

San Diego, CA 92101

ROBBINS UMEDA LLP

KEVIN SEELY

600 B Street, Suite 1900

San Diego, CA 92101

Co-Lead Counsel for Plaintiffs

CRAMER, MULTHAUF & HAMMES, LLP

PETER J. PLAUSHINES

1601 East Racine Avenue, Suite 200

Waukesha, WI 53187

K&L GATES LLP

JOHN W. ROTUNNO

PAUL J. WALSEN

70 W. Madison Street, Suite 3000

Chicago, IL 60602-4207

EAGAN O’MALLEY & AVENATTI, LLP

MICHAEL J. AVENATTI

ALEXANDER L. CONTI

450 Newport Center Drive, Second Floor

Newport Beach, CA 92660

Attorneys for Defendants Koss Corporation,

Michael J. Koss and John C. Koss

QUARLES & BRADY LLP

JOHN A. ROTHSTEIN

411 East Wisconsin Avenue, Suite 2040

Milwaukee, WI 53202-4497

Attorneys for John C. Stollenwerk, Thomas L. Doerr,

Theodore H. Nixon and Lawrence S. Mattson

GASS WEBER MULLINS LLC

MICHAEL BRENNAN

309 North Water Street

Milwaukee, WI 53202

Attorney for Thomas L. Doerr

DAVIS & KUELTHAU

WILLIAM J. MULLIGAN

111 East Kilbourn Avenue, Suite 1400

Milwaukee, WI 53202

Attorney for John C. Stollenwerk

VON BRIESEN & ROPER SC

THOMAS ARMSTRONG

411 E. Wisconsin Avenue

Milwaukee, WI 53202

Attorney for Lawrence S. Mattson

SIDLEY AUSTIN LLP

LINTON J. CHILDS

One South Dearborn Street

Chicago, IL 60603

Attorney for Grant Thornton LLP

Any Koss shareholder who does not make his, her or its objection or opposition in the manner provided herein shall be deemed to have waived any and all objections and opposition, and shall be forever foreclosed from making any objection to the fairness, reasonableness and adequacy of the proposed Settlement.

VI.           DISMISSAL & RELEASE

Should the Settlement be approved by the Court following the Settlement Hearing, the Court will enter a Final Order and Judgment that:

1.             Approves the Settlement as in all respects, fair, reasonable and adequate to, and in the best interests of, Koss and all shareholders of Koss;

2.             Releases and discharges each of the Released Persons from any and all liability with respect to the Released Claims (including Unknown Claims), in accordance with the terms of the Stipulation and pursuant to the doctrines set forth in the case of Pierringer v. Hoger, 21 Wis.2d 182, 124 N.W.2d 106 (1963);

3.             Permanently bars, restrains and enjoins Plaintiffs, Koss and Koss Shareholders from instituting, prosecuting, pursuing or litigating any of the Released Claims (including Unknown Claims) against any of the Released Persons.

4.             In the event the Settlement is not approved or such approval does not become Final, then the Settlement shall be of no further force and effect, and each party then shall be returned to his, her or its respective position as of April 25, 2011, the last date prior to the Mediation, in which event the Stipulation shall be deemed canceled and terminated and the terms and conditions of the Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceedings for any purpose.

VII.         SPECIAL NOTICE TO NOMINEES

If you held any Koss common stock as nominee for a beneficial owner of Koss common stock as of June 24, 2011 and you have not already provided the name(s) and address(es) of such beneficial owner(s) to Broadridge Financial Solutions Inc. at its request, then, within ten (10) days after you receive this Notice, you must either: (1) send a copy of this Notice by first class mail to all such Persons; or (2) provide a list of the names and addresses of such Persons to the Notice Administrator:

Koss Shareholder Derivative Litigation

c/o Broadridge Financial Solutions, Inc.

Attn: Scott Siegel

51 Mercedes Way

Edgewood, New York 11717

If you choose to mail the Notice yourself, you may obtain from the Notice Administrator (without cost to you) as many additional copies of these documents as you will need to complete the mailing.

Regardless of whether you choose to complete the mailing yourself or elect to have the mailing performed for you, you may obtain reimbursement for or advancement of reasonable administrative costs actually incurred or expected to be incurred in connection with forwarding the Notice and which would not have been incurred but for the obligation to forward the Notice, upon submission of appropriate documentation to the Notice Administrator.

VIII.        EXAMINATION OF PAPERS AND INQUIRIES

For a more detailed statement of the matters involved in the Action, reference is made to the pleadings, to the Stipulation and to all other papers publicly filed in the Action, which may be inspected at the Office of the Clerk for the State of Wisconsin, Circuit Court, Milwaukee County, 901 9th Street, Milwaukee, Wisconsin, during regular business hours of each business day.

Any inquiry concerning the Action should be addressed to a representative of Plaintiffs’ Counsel: Robbins Geller Rudman & Dowd LLP, 655 W. Broadway, Suite 1900, San Diego, California 92101, Attention: Rick Nelson.

PLEASE DO NOT CONTACT THE COURT OR THE CLERK OF THE COURT

REGARDING THIS NOTICE

DATED: June 24, 2011	BY ORDER OF THE HONORABLE
DENNIS P. MORONEY
CIRCUIT COURT JUDGE